News Release
For Immediate Release

Contact:  Sidney R. Brown, Chairman of the Board (856) 690-4329
 Thomas R. Brugger, Executive Vice President and Chief Financial Officer (856) 690-4233

Sun Bancorp, Inc. Reports Fourth Quarter 2013 Results

Fourth Quarter Highlights

·	Significant reduction in problem loans:
o	Classified Loans declined 41% from the prior quarter to $102.4 million
o	Non-Performing Loans declined 31% to $38.0 million during the quarter and declined 60% or $57.6 million for the year

·	The ratio of non-performing loans/Loans held-for-investment decreased to 1.78%; down from 2.55% in the prior quarter and 3.64% in the fourth quarter of 2012

·	Sale of $34.8 million of classified commercial loans to third-party investors resulting in a net loss of $6.9 million inclusive of swap termination costs and broker fees

·	Tier 1 Leverage Ratio ends year at 9.0% with the total risk based ratio at 14.4%

VINELAND, NJ – January 22, 2014 – Sun Bancorp, Inc. (NASDAQ: SNBC) (the “Company”) reported today a net loss available to common shareholders of $8.4 million, or a loss of $0.10 per diluted share, for the quarter ended December 31, 2013, compared to a loss of $4.9 million, or a loss of $0.06 per diluted share, and a loss of $25.0 million, or a loss of $0.29 per diluted share, for the third quarter of 2013 and the fourth quarter of 2012, respectively.

The following are key items and events that occurred during the fourth quarter of 2013:

·
Significant asset quality improvement achieved resulting from the sale of $34.8 million of classified loans, $20.6 million of payoffs in the classified loan category and upgrades of $20.0 million from classified to pass rated.

·
Quarterly provision expense of $2.6 million as compared to $724 thousand in the third quarter of 2013. The allowance for loan losses equaled $35.5 million at December 31, 2013, a decrease of $13.3 million from September 30, 2013. The allowance for loan losses equaled 1.66% of gross loans held-for-investment and 93.5% of non-performing loans at December 31, 2013 as compared to 2.25% and 88.2%, respectively, at September 30, 2013 and 2.02% and 55.3%, respectively, at December 31, 2012.

·	Professional fees totaled $4.9 million in the fourth quarter and $18.2 million for 2013

·	Net interest margin was 2.99% and average interest-bearing cash was $342 million

"While we are disappointed with our profitability, we are pleased with what we believe has been significant progress in reducing our problem loans and improving our foundation for future growth," said Sidney Brown. "We enter 2014 with a renewed focus on improving profitability through prudent growth in revenue, significant reduction in professional fees and an improvement in operational efficiency," added Thomas Brugger.

Discussion of Results:

Balance Sheet

● Total assets were $3.09 billion at December 31, 2013, as compared to $3.24 billion at September 30, 2013 and $3.22 billion at December 31, 2012.

● Cash and cash equivalents were $293.8 million at December 31, 2013, as compared to $453.6 million at September 30, 2013 and $169.6 million at December 31, 2012. The decrease of $159.8 million in the fourth quarter of 2013 as compared to the prior quarter was primarily due to declines in deposits of $131.1 million and a net increase of $32.8 million in investment securities. The decline in deposits was driven by planned deposit run off in government deposits and a seasonal decline in commercial deposits. Total deposits at December 31, 2013 were $2.62 billion.

● Investment securities available for sale were $440.1 million as of December 31, 2013 compared to $407.2 million at September 30, 2013 and $443.2 million at December 31, 2012. The increase of $32.9 million in the fourth quarter of 2013 from the prior quarter was due to the purchase of $54.5 million of asset backed and mortgage backed securities, offset by paydowns.

● Gross loans held-for-investment were $2.14 billion at December 31, 2013, as compared to $2.17 billion at September 30, 2013 and $2.28 billion at December 31, 2012. Since December 31, 2012, gross loans held-for-investment decreased $138.9 million, primarily due to paydowns and sales of commercial loans and the sale of jumbo residential mortgages.

Net Interest Income and Margin

● Net interest income decreased $1.0 million from the linked quarter to $21.9 million for the three months ended December 31, 2013. The net interest margin decreased 11 basis points to 2.99% for the three months ended December 31, 2013 from 3.10% for the linked quarter, and decreased 31 basis points as compared to the fourth quarter of 2012. The average yield on interest-earning assets decreased 14 basis points to 3.47% at December 31, 2013 from 3.61% at September 30, 2013. This decrease was due to a decrease in commercial loan yields of 31 basis points as compared to the linked quarter resulting from a prior quarter interest recovery of $1.2 million. Excluding this item, the margin in the third quarter of 2013 would have been 2.90%. The margin variance between the quarter ended December 31, 2013 and the comparable prior year period is primarily due to a decrease of $167.1 million in average commercial loans and an increase of $303.8 million in average interest-earning bank balances.

Non-Interest Income

● Non-interest income was $4.7 million for the quarter ended December 31, 2013, as compared to $5.8 million for the quarter ended September 30, 2013 and $6.7 million for the comparable prior year quarter. The decrease from the linked quarter was primarily attributable to a decrease in net mortgage banking revenue of $593 thousand and an increase of $330 thousand in negative derivative credit valuation adjustments from the prior quarter. The decline in mortgage banking revenue continues to be due to lower production volume in a higher interest rate environment. The negative credit valuation adjustment of $710 thousand in the fourth quarter of 2013 was primarily due to swap termination fees of $869 thousand recorded on three commercial relationships that were sold during the quarter.

Non-Interest Expense

● Non-interest expense was $32.5 million in the fourth quarter of 2013, a decrease of $460 thousand compared to the linked quarter and an increase of $960 thousand over the comparable prior year quarter. In comparison to the linked quarter, decreases in professional fees and commission expense of $1.1 million and $903 thousand, respectively, were partially offset by increases of $414 thousand in salaries and employee benefits, other expense of $405 thousand, real estate owned expense of $277 thousand and advertising expense of $227 thousand. Professional fees declined as a result of a decreasing need for regulatory compliance consulting services.  Commission expense has decreased due to reduced mortgage production volumes.  Salaries and benefits expense has increased from the prior quarter due to $585 thousand of severance costs recorded in the fourth quarter. Other expense for the current quarter includes $551 thousand of broker fees associated with commercial loan sales. Professional fees increased by $3.5 million from the same prior year quarter due to regulatory compliance and mortgage risk related consulting services and platform enhancements performed in 2013. This increase was partially offset by decreases in commission expense, real estate owned expense, net and amortization of intangible assets of $1.4 million, $479 thousand and $466 thousand, respectively, compared to the fourth quarter in 2012.

Asset Quality

● During the fourth quarter of 2013, provision expense of $2.6 million was recorded, as compared to $724 thousand in the linked quarter and $24.2 million in the comparable prior year quarter. The allowance for loan losses was $35.5 million at December 31, 2013, or 1.66% of gross loans held-for-investment, as compared to 2.25% at September 30, 2013 and 2.02% at December 31, 2012. Net charge-offs were $16.0 million in the fourth quarter of 2013, as compared to net recoveries in the linked quarter of $123 thousand and net charge-offs in the prior year quarter of $26.7 million. Net charge-offs in the fourth quarter of 2013 included $10.2 million related to the sale of $34.8 million of classified commercial real estate loans and $5.0 million  related to the charge-off of specific reserves on two legacy non-performing loans.

● Total non-performing assets were $40.5 million, or 1.87% of total gross loans held-for-investment, loans held-for-sale and real estate owned at December 31, 2013, as compared to $60.5 million, or 2.76%, and $103.1 million, or 4.29%, respectively, at September 30, 2013 and December 31, 2012. Non-performing loans decreased $17.4 million over the linked quarter to $38.0 million at December 31, 2013 from $55.4 million at September 30, 2013 and decreased $57.6 million from $95.6 million at December 31, 2012. The decrease from the linked quarter was due to the aforementioned loan sales which included $23.2 million of non-performing commercial real estate loans and charge-offs recorded of $5.0 million on two legacy non-performing commercial loans. Offsetting these declines were downgrades of $13.9 million to non-performing status. For the year, successful workout resolution has resulted in the payoff of ten non-performing commercial loans totaling $40.5 million.

Capital

● Shareholders’ equity totaled $245.1 million at December 31, 2013 compared to $257.1 million at September 30, 2013 and $262.6 million at December 31, 2012. The Company’s tangible equity to tangible assets ratio was 6.76% at December 31, 2013, as compared to 6.81% at September 30, 2013 and 6.95% at December 31, 2012.  At December 31, 2013, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.40%, 12.34%, and 8.98%, respectively.  At December 31, 2013, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.64%, 12.39%, and 9.01%, respectively.

The Company will hold its regularly scheduled conference call on Thursday January 23, 2014, at 11:00 a.m. (ET).  Participants may listen to the live webcast through the Company’s website at www.sunnationalbank.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Company’s website for two weeks following the call.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3.09 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through 50-plus locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's “Most Trustworthy Companies” for five years running.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of the Company.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about reducing problem loans, improving our foundation for future growth, significantly reducing professional fees, improving our profitability through revenue growth and improving operational efficiency..  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will further reduce problem loans, achieve desired future growth, reduce professional fees, improve our profitability, increase revenues or improve our operational efficiency. We caution that such statements are subject to a number of uncertainties, including those detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2012, its Form 10-Qs for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tax-equivalent interest income. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012 were $167 thousand, $167 thousand, $175 thousand, $212 thousand, and $212 thousand, respectively. The fully taxable equivalent adjustments for the year ended December 31, 2013 and December 31, 2012 were $720 thousand and $870 thousand, respectively. This release also references tangible book value per common share. Tangible book value per common share is a non-GAAP financial measure.  Tangible book value per common share is a ratio of tangible equity, shareholder’s equity less intangible assets, to outstanding common shares. Intangible assets at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012 were $39.0 million, $39.4 million, $40.0 million, $40.5 million, and $41.5 million, respectively.

Tax-equivalent interest income

The following reconciles net interest income to net interest income on a fully taxable equivalent basis using a 35% tax rate for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012 and the year ended December 31, 2013 and December 31, 2012.

For Three Months Ended:	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Net interest income	$21,935	$22,980	$21,776	$23,078	$23,981
Effect of tax exempt income	167	167	175	212	212
Net interest income, tax equivalent basis	$22,102	$23,147	$21,951	$23,290	$24,193

For the Year Ended:	December 31,
	2013	2012

Net interest income	$89,769	97,848
Effect of tax exempt income	720	870
Net interest income, tax equivalent basis	$90,489	98,718

Tangible book value per common share

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at December, 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012.

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Tangible book value per common share:
Shareholders’ equity	$245,134	$257,139	$261,664	$264,339	$262,596
Less: Intangible assets	38,993	39,448	39,988	40,529	41,450
Tangible equity	$206,141	$217,692	$221,676	$223,811	$221,147

Common stock	88,711	88,618	88,572	88,403	88,301
Less: Treasury stock	1,997	2,068	2,107	2,107	2,107
Total outstanding shares	86,714	86,550	86,465	86,296	86,194

Tangible book value per common share:	$2.38	$2.52	$2.56	$2.59	$2.57

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except share and per share amounts)
For the Three Months Ended			For the Year Ended
December 31,			December,
	2013	2012	2013	2012
Profitability for the period:
Net interest income	$21,935	$23,981	$89,769	$97,848
Provision for loan losses	2,635	24,154	1,647	57,215
Non-interest income	4,742	6,816	31,681	29,450
Non-interest expense	32,457	31,597	129,949	120,608
Loss before income taxes	(8,415)	(24,954)	(10,146)	(50,525)
Income tax benefit	-	-	-	(34)
Net loss available to common shareholders	$(8,415)	$(24,954)	$(10,146)	$(50,491)

Financial ratios:
Return on average assets(1)	(1.05)%	(3.13)%	(0.31)%	(1.60)%
Return on average equity(1)	(13.11)%	(34.70)%	(3.89)%	(17.19)%
Return on average tangible equity(1),(2)	(15.47)%	(40.61)%	(4.59)%	(20.17)%
Net interest margin(1)	2.99%	3.30%	3.05%	3.43%
Efficiency ratio	121.67%	102.60%	107.00%	94.21%
Loss per common share:
Basic	$(0.10)	$(0.29)	$(0.12)	$(0.59)
Diluted	$(0.10)	$(0.29)	$(0.12)	$(0.59)

Average equity to average assets	8.01%	9.01%	8.09%	9.31%
	December 31,
	2013	2012
At period-end:
Total assets	$3,087,350	$3,224,031
Total deposits	2,621,571	2,713,224
Loans receivable, net of allowance for loan losses	2,101,754	2,230,287
Loans held-for-sale	21,075	120,935
Investments	457,797	461,980
Borrowings	68,765	70,992
Junior subordinated debentures	92,786	92,786
Shareholders’ equity	245,134	262,595

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for- investment	1.66%	2.02%
Non-performing loans held-for-investment to gross loans held-for-investment	1.78%	3.64%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	1.87%	4.29%
Allowance for loan losses to non-performing loans held-for-investment	93.52%	55.33%

Total capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.	14.40%	13.72%
Sun National Bank	13.64%	13.02%
Tier 1 capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.	12.34%	11.82%
Sun National Bank	12.39%	11.76%
Leverage ratio:
Sun Bancorp, Inc.	8.98%	9.30%
Sun National Bank	9.01%	9.24%

Book value per common share	$2.83	$3.05
Tangible book value per common share	$2.38	$2.57
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) December 31, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	December 31, 2013	December 31, 2012
ASSETS
Cash and due from banks	$64,075	$77,564
Interest-earning bank balances	229,687	92,052
Cash and cash equivalents	293,762	169,616
Investment securities available for sale (amortized cost of $452,023 and $439,488 at December 31, 2013 and December 31, 2012, respectively)	440,097	443,182
Investment securities held to maturity (estimated fair value of $692 and $960 at December 31, 2013 and December 31, 2012, respectively)	681	912
Loans receivable (net of allowance for loan losses of $35,537 and $45,873 at December 31, 2013 and December 31, 2012, respectively)	2,101,754	2,230,287
Loans held-for-sale, at lower of cost or market	-	21,922
Loans held-for-sale, at fair value	21,075	99,013
Restricted equity investments, at cost	17,019	17,886
Bank properties and equipment, net	49,095	50,805
Real estate owned	2,503	7,473
Accrued interest receivable	6,612	8,054
Goodwill	38,188	38,188
Intangible assets	805	3,262
Deferred taxes, net	4,872	-
Bank owned life insurance (BOLI)	77,236	76,858
Other assets	33,651	56,573
Total assets	$3,087,350	$3,224,031

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,621,571	$2,713,224
Securities sold under agreements to repurchase – customers	478	1,968
Advances from the Federal Home Loan Bank of New York (FHLBNY)	60,956	61,415
Obligations under capital lease	7,331	7,609
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	-	1,509
Other liabilities	59,094	82,925
Total liabilities	2,842,216	2,961,436

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 200,000,000 shares authorized; 88,711,035 shares issued and 86,714,414 shares outstanding at December 31, 2013; 88,300,637 shares issued and 86,193,914 shares outstanding at December 31, 2012	88,711	88,301
Additional paid-in capital	506,719	506,537
Retained deficit	(318,157)	(308,011)
Accumulated other comprehensive (loss) income	(7,055)	2,186
Deferred compensation plan trust	(522)	(256)
Treasury stock at cost, 1,996,621 shares at December 31, 2013; and 2,106,723 shares at December 31, 2012	(24,562)	(26,162)
Total shareholders’ equity	245,134	262,595
Total liabilities and shareholders’ equity	$3,087,350	$3,224,031

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans	$22,752	$25,670	$96,172	$103,707
Interest on taxable investment securities	2,219	1,860	6,668	9,138
Interest on non-taxable investment securities	310	390	1,338	1,618
Dividends on restricted equity investments	219	235	904	970
Total interest income	25,500	28,155	105,082	115,433
INTEREST EXPENSE
Interest on deposits	2,576	3,143	11,349	13,553
Interest on funds borrowed	444	460	1,776	1,438
Interest on junior subordinated debentures	545	571	2,188	2,594
Total interest expense	3,565	4,174	15,313	17,585
Net interest income	21,935	23,981	89,769	97,848
PROVISION FOR LOAN LOSSES	2,635	24,154	1,647	57,215
Net interest income (loss) after provision for loan losses	19,300	(173)	88,122	40,633
NON-INTEREST INCOME
Service charges on deposit accounts	2,263	2,486	9,056	10,954
Mortgage banking revenue, net	1,000	3,812	11,598	10,551
(Loss) gain on sale of investment securities	-	(196)	3,489	234
Investment products income	599	606	2,684	2,296
BOLI income	466	488	1,882	1,986
Derivative credit valuation adjustment	(710)	(1,750)	(1,588)	(2,275)
Other	1,124	1,270	4,560	4,929
Total non-interest income	4,742	6,716	31,681	28,675
NON-INTEREST EXPENSE
Salaries and employee benefits	13,070	13,331	53,037	54,241
Commission expense	1,098	2,514	7,696	8,259
Occupancy expense	3,406	3,416	13,519	13,011
Equipment expense	1,871	2,005	7,356	7,399
Amortization of intangible assets	455	921	2,457	3,685
Data processing expense	1,223	1,138	4,244	4,384
Professional fees	4,891	1,389	18,246	3,459
Insurance expenses	1,498	1,506	5,966	5,824
Advertising expense	903	1,040	2,830	2,809
Problem loan expense	769	776	3,407	5,681
Real estate owned expense, net	529	1,008	2,270	2,358
Office supplies expense	245	298	857	1,247
Other	2,499	2,155	8,064	7,476
Total non-interest expense	32,457	31,497	129,949	119,833
LOSS BEFORE INCOME TAXES	(8,415)	(24,954)	(10,146)	(50,525)
INCOME TAX BENEFIT	-	-	-	(34)
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(8,415)	$(24,954)	$(10,146)	$(50,491)

Basic loss per share	$(0.10)	$(0.29)	$(0.12)	$(0.59)
Diluted loss per share	$(0.10)	$(0.29)	$(0.12)	$(0.59)
Weighted average shares – basic	86,583,363	86,082,669	86,415,812	85,938,714
Weighted average shares - diluted	86,583,363	86,082,669	86,415,812	85,938,714

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2013	2013	2013	2013	2012
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Cash and cash equivalents	$293,762	$453,583	$442,239	$311,660	$169,616
Investment securities	457,797	425,029	361,149	335,844	461,980
Loans held-for-investment:
Commercial and industrial	1,587,566	1,636,856	1,676,133	1,737,079	1,725,567
Home equity	188,478	192,135	195,938	200,084	207,720
Second mortgage	25,279	26,028	27,276	29,235	30,842
Residential real estate	305,179	281,537	225,147	248,875	273,413
Other	30,789	32,984	34,298	36,287	38,618
Total gross loans held-for-investment	2,137,291	2,169,540	2,158,792	2,251,560	2,276,160
Allowance for loan losses	(35,537)	(48,854)	(48,007)	(47,124)	(45,873)
Net loans held-for-investment	2,101,754	2,120,686	2,110,785	2,204,436	2,230,287
Loans held-for-sale	21,075	18,707	69,417	41,469	120,935
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	805	1,260	1,800	2,341	3,262
Total assets	3,087,350	3,236,321	3,205,921	3,227,146	3,224,031
Total deposits	2,621,571	2,752,693	2,722,038	2,723,337	2,713,224
Securities sold under agreements to repurchase - customers	478	554	562	2,726	1,968
Advances from FHLBNY	60,956	60,997	61,037	61,077	61,415
Obligations under capital lease	7,331	7,402	7,472	7,541	7,609
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	245,134	257,140	261,664	264,341	262,596
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,621,222	$1,671,302	$1,719,278	$1,744,553	$1,788,347
Home equity	190,394	194,622	197,237	204,311	210,085
Second mortgage	26,142	27,041	28,679	30,347	32,442
Residential real estate	312,977	299,667	307,248	330,916	319,427
Other	26,134	27,723	28,929	30,410	32,444
Total gross loans	2,176,869	2,220,355	2,281,371	2,340,537	2,382,745
Securities and other interest-earning assets	782,200	763,575	680,659	607,284	545,781
Total interest-earning assets	2,959,069	2,983,930	2,962,030	2,947,821	2,928,526
Total assets	3,205,900	3,264,884	3,222,106	3,206,536	3,193,607
Non-interest-bearing demand deposits	585,530	549,684	531,210	506,600	511,813
Total deposits	2,718,905	2,746,820	2,722,651	2,703,039	2,660,405
Total interest-bearing liabilities	2,295,072	2,358,923	2,355,086	2,360,883	2,318,794
Total shareholders' equity	256,783	260,701	263,108	263,070	287,698
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.40%	14.72%	14.80%	14.21%	13.72%
Sun National Bank	13.64%	13.96%	14.05%	13.50%	13.02%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.34%	12.76%	12.91%	12.32%	11.82%
Sun National Bank	12.39%	12.70%	12.79%	12.25%	11.76%
Leverage ratio:
Sun Bancorp, Inc.	8.98%	9.13%	9.43%	9.40%	9.30%
Sun National Bank	9.01%	9.09%	9.33%	9.33%	9.24%

Average equity to average assets	8.01%	7.99%	8.17%	8.20%	9.01%
Allowance for loan losses to total gross loans held-for-investment	1.66%	2.25%	2.22%	2.09%	2.02%
Non-performing loans held-for-investment to gross loans held-for-investment	1.78%	2.55%	3.32%	3.28%	3.64%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	1.87%	2.76%	3.51%	3.57%	4.29%
Allowance for loan losses to non-performing loans held-for-investment	93.52%	88.19%	66.93%	63.87%	55.33%

Other data:
Net (charge-offs) recoveries	(15,952)	123	2,766	1,080	(26,690)
Non-performing assets:
Non-accrual loans	$29,811	$44,979	$54,031	$57,143	$64,660
Non-accrual loans held-for-sale	-	-	-	-	10,224
Troubled debt restructurings, non-accrual	8,166	10,416	17,693	16,640	18,244
Troubled debt restructurings, held-for-sale	-	-	-	-	2,499
Loans past due 90 days and accruing	-	-	-	-	-
Real estate owned, net	2,503	5,059	6,743	8,472	7,473
Total non-performing assets	$40,480	60,454	78,467	$82,255	$103,100
(1) Average balances include non-accrual loans and loans held-for-sale. (2) December 31, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2013	2013	2013	2013	2012
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$25,667	$26,955	$25,888	$27,295	$28,367
Interest expense	3,565	3,808	3,937	4,005	4,174
Tax-equivalent net interest income	22,102	23,147	21,951	23,290	24,193
Tax-equivalent adjustment	167	167	175	212	212
Provision for loan losses	2,635	724	(1,883)	171	24,154
Non-interest income	4,742	5,799	10,211	10,882	6,716
Non-interest expense excluding amortization of intangible assets	32,002	32,377	32,651	30,415	30,576
Amortization of intangible assets	455	540	541	921	921
(Loss) income before income taxes	(8,415)	(4,862)	678	2,453	(24,954)
Net (loss) income	(8,415)	(4,862)	678	2,453	(24,954)
Net (loss) income available to common shareholders	$(8,415)	$(4,862)	$678	$2,453	$(24,954)
Financial ratios:
Return on average assets (1)	(1.05)%	(0.60)%	0.08%	0.31%	(3.13)%
Return on average equity (1)	(13.11)%	(7.46)%	1.03%	3.73%	(34.70)%
Return on average tangible equity (1),(2)	(15.47)%	(8.80)%	1.22%	4.42%	(40.61)%
Net interest margin (1)	2.99%	3.10%	2.96%	3.16%	3.30%
Efficiency ratio	121.67%	114.38%	103.77%	92.27%	102.60%
Per share data:
(Loss) income per common share:
Basic	$(0.10)	$(0.06)	$0.01	$0.03	$(0.29)
Diluted	$(0.10)	$(0.06)	$0.01	$0.03	$(0.29)
Book value	$2.83	$2.97	$3.03	$3.06	$3.05
Tangible book value	$2.38	$2.52	$2.56	$2.59	$2.57
Average basic shares	86,583,363	86,499,587	86,323,099	86,245,121	86,082,669
Average diluted shares	86,583,363	86,499,587	86,356,796	86,370,435	86,082,669
Non-interest income:
Service charges on deposit accounts	$2,263	$2,314	$2,250	$2,229	$2,486
Mortgage banking revenue, net	1,000	1,593	5,601	3,404	3,812
Net gain (loss) on sale of investment securities	-	2	(47)	3,487	(196)
Investment products income	599	678	728	679	606
BOLI income	466	482	486	448	488
Derivative credit valuation adjustment	(710)	(380)	6	(504)	(1,750)
Other income	1,124	1,110	1,187	1,139	1,270
Total non-interest income	$4,742	$5,799	$10,211	$10,882	$6,716
Non-interest expense:
Salaries and employee benefits	$13,070	$12,656	$13,019	$14,292	$13,331
Commission expense	1,098	2,001	2,556	2,041	2,514
Occupancy expense	3,406	3,456	3,081	3,576	3,416
Equipment expense	1,871	1,796	1,830	1,859	2,005
Amortization of intangible assets	455	540	541	921	921
Data processing expense	1,223	995	1,027	999	1,138
Professional fees	4,891	5,947	4,761	2,647	1,389
Insurance expense	1,498	1,496	1,542	1,430	1,506
Advertising expense	903	676	698	553	1,040
Problem loan costs	769	816	1,023	799	776
Real estate owned expense, net	529	252	1,255	234	1,008
Office supplies expense	245	192	191	229	298
Other expense	2,499	2,094	1,668	1,756	2,155
Total non-interest expense	$32,457	$32,917	$33,192	$31,336	$31,497
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended December 31,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,621,222	$17,406	4.29%	$1,788,347	$19,628	4.39%
Home equity	190,394	1,853	3.89	210,085	2,055	3.91
Second mortgage	26,142	367	5.62	32,442	470	5.79
Residential real estate	312,977	2,671	3.41	319,427	2,959	3.71
Other	26,134	456	6.98	32,444	559	6.89
Total loans receivable	2,176,869	22,753	4.18	2,382,745	25,671	4.31
Investment securities(3)	439,788	2,693	2.45	507,158	2,672	2.11
Interest-earning bank balances	342,412	221	0.26	38,623	24	0.25
Total interest-earning assets	2,959,069	25,667	3.47	2,928,526	28,367	3.87
Non-interest earning assets:
Cash and due from banks	66,662			72,129
Bank properties and equipment, net	49,300			51,515
Goodwill and intangible assets, net	39,190			41,902
Other assets	91,679			99,535
Total non-interest-earning assets	246,831			265,081
Total assets	$3,205,900			$3,193,607

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,223,184	$960	0.31%	$1,224,254	$1,178	0.38%
Savings deposits	268,196	195	0.29	263,949	228	0.35
Time deposits	641,995	1,421	0.89	660,389	1,737	1.05
Total interest-bearing deposit accounts	2,133,375	2,575	0.48	2,148,592	3,143	0.59
Short-term borrowings:
Fed Funds Purchased	54	-	-	-	-	-
Securities sold under agreements to repurchase - customers	512	-	-	3,250	1	0.12
Long-term borrowings:
FHLBNY advances (4)	60,981	320	2.10	66,527	331	1.99
Obligations under capital lease	7,364	124	6.74	7,639	127	6.65
Junior subordinated debentures	92,786	545	2.35	92,786	571	2.46
Total borrowings	161,697	989	2.45	170,202	1,030	2.42
Total interest-bearing liabilities	2,295,072	3,565	0.62	2,318,794	4,173	0.72
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	585,530			511,813
Other liabilities	68,515			75,302
Total non-interest bearing liabilities	654,045			587,115
Total liabilities	2,949,117			2,905,909
Shareholders' equity	256,783			287,698
Total liabilities and shareholders' equity	$3,205,900			$3,193,607

Net interest income		$22,102			$24,194
Interest rate spread (5)			2.85%			3.15%
Net interest margin (6)			2.99%			3.30%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.93%			126.30%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2013 and 2012 were $167 thousand and $212 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Year Ended December 31,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,688,702	$74,191	4.39%	$1,814,626	$82,165	4.53%
Home equity	196,597	7,563	3.85	216,218	8,738	4.04
Second mortgage	28,038	1,611	5.75	37,021	2,128	5.75
Residential real estate	312,617	10,846	3.47	207,553	8,199	3.95
Other	28,285	1,961	6.93	35,636	2,477	6.95
Total loans receivable	2,254,239	96,172	4.27	2,311,054	103,707	4.49
Investment securities (3)	413,861	8,884	2.15	537,710	12,529	2.33
Interest-earning bank balances	295,199	746	0.25	28,646	68	0.24
Total interest-earning assets	2,963,299	105,802	3.57	2,877,410	116,304	4.04
Non-interest earning assets:
Cash and due from banks	70,673			73,000
Bank properties and equipment, net	49,357			52,781
Goodwill and intangible assets, net	40,031			43,280
Other assets	101,593			108,299
Total non-interest-earning assets	261,654			277,360
Total assets	$3,224,953			$3,154,770

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,243,074	$4,228	0.34%	$1,225,609	$4,778	0.39%
Savings deposits	268,414	843	0.31	263,307	900	0.34
Time deposits	667,984	6,278	0.94	643,822	7,876	1.22
Total interest-bearing deposit accounts	2,179,472	11,349	0.52	2,132,738	13,554	0.64
Short-term borrowings:
Federal funds purchased	14	-	-	5,437	20	0.37
Securities sold under agreements to repurchase - customers	1,565	2	0.13	5,157	7	0.14
Long-term borrowings:
FHLBNY advances (4)	61,050	1,275	2.09	37,038	898	2.42
Obligations under capital lease	7,468	499	6.68	7,737	513	6.63
Junior subordinated debentures	92,786	2,188	2.36	92,786	2,594	2.80
Total borrowings	162,883	3,964	2.43	148,155	4,032	2.72
Total interest-bearing liabilities	2,342,355	15,313	0.65	2,280,893	17,586	0.77
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	543,490			499,435
Other liabilities	78,209			80,777
Total non-interest bearing liabilities	621,699			580,212
Total liabilities	2,964,054			2,861,105
Shareholders' equity	260,899			293,665
Total liabilities and shareholders' equity	$3,224,953			$3,154,770

Net interest income		$90,489			$98,718
Interest rate spread (5)			2.92%			3.27%
Net interest margin (6)			3.05%			3.43%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.51%			126.15%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the year ended December 31, 2013 and 2012 were $720 thousand and $870 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	December 31, 2013			September 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,621,222	$17,406	4.29%	$1,671,302	$19,205	4.60%
Home equity	190,394	1,853	3.89	194,622	1,892	3.89
Second mortgage	26,142	367	5.62	27,041	384	5.68
Residential real estate	312,977	2,671	3.41	299,667	2,620	3.50
Other	26,134	456	6.98	27,723	475	6.85
Total loans receivable	2,176,869	22,753	4.18	2,220,355	24,576	4.43
Investment securities(3)	439,788	2,693	2.45	414,189	2,157	2.08
Interest-earning bank balances	342,412	221	0.26	349,386	222	0.25
Total interest-earning assets	2,959,069	25,667	3.47	2,983,930	26,955	3.61
Non-interest earning assets:
Cash and due from banks	66,662			72,336
Bank properties and equipment, net	49,300			48,590
Goodwill and intangible assets, net	39,190			39,717
Other assets	91,679			120,311
Total non-interest-earning assets	246,831			280,954
Total assets	$3,205,900			$3,264,884

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,223,184	$960	0.31%	$1,263,160	$1,064	0.34%
Savings deposits	268,196	195	0.29	270,394	213	0.32
Time deposits	641,995	1,421	0.89	663,582	1,536	0.93
Total interest-bearing deposit accounts	2,133,375	2,575	0.48	2,197,136	2,813	0.51
Short-term borrowings:
Federal funds purchased	54	-	-	-	-	-
Securities sold under agreements to repurchase - customers	512	-	-	555	-	-
Long-term borrowings:
FHLBNY advances (4)	60,981	320	2.10	61,011	321	2.10
Obligations under capital lease	7,364	124	6.74	7,435	124	6.67
Junior subordinated debentures	92,786	545	2.35	92,786	550	2.37
Total borrowings	161,697	989	2.45	161,787	995	2.46
Total interest-bearing liabilities	2,295,072	3,565	0.62	2,358,923	3,808	0.65
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	585,530			549,684
Other liabilities	68,515			95,576
Total non-interest bearing liabilities	654,045			645,260
Total liabilities	2,949,117			3,004,183
Shareholders' equity	256,783			260,701
Total liabilities and shareholders' equity	$3,205,900			$3,264,884

Net interest income		$22,102			$23,147
Interest rate spread (5)			2.85%			2.96%
Net interest margin (6)			2.99%			3.10%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.93%			126.50%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2013 and September 30, 2013 were $167 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.